Exhibit 99.1

NEWBURY PARTNERS LLC
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Independent Auditor’s Report	1-2
Consolidated Financial Statements:
Consolidated Statements of Financial Condition as of December 31, 2022 and 2021	3
Consolidated Statements of Operations and Comprehensive Income for the years ended December 31, 2022 and 2021	4
Consolidated Statements of Changes in Members’ Equity for the years ended December 31, 2022 and 2021	5
Consolidated Statements of Cash Flows for the years ended December 31, 2022 and 2021	6
Notes to Consolidated Financial Statements	7

Independent Auditor’s Report
To Newbury Partners LLC
Opinion
We have audited the consolidated financial statements of Newbury Partners LLC (the “Company”, which comprise the consolidated statements of financial condition as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income, changes in members' equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).
In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.
Auditor’s Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control‐related matters that we identified during the audit.
/s/ Deloitte & Touche LLP
April 28, 2023

NEWBURY PARTNERS LLC
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(in thousands, except units data)

	December 31,
	2022	2021

Assets:
Investments in affiliated entities	$91,039	$89,840
Cash and cash equivalents	715	5,528
Restricted cash equivalent	80	80
Other receivables	—	234
Property and equipment, net	406	512
Operating lease right-of-use assets	1,605	1,904
Contract acquisition costs	1,355	1,507
Other assets	127	344
Total assets	$95,327	$99,949
Liabilities and Members’ Equity:
Liabilities:
Accounts payable, accrued expenses and other liabilities	$103	$169
Accrued distributions	9,189	14,195
Accrued compensation and benefits	168,820	186,238
Deferred revenue	10,515	10,796
Operating lease obligations	2,170	2,574
Line of credit	1,195	—
Total liabilities	$191,992	$213,972
Commitments and Contingencies (Note 9)
Members’ Equity (Deficit):
Members’ deficit – 10,000 units authorized, issued and outstanding at December 31, 2022 and 2021	(167,098)	(150,909)
Retained earnings	(3,864)	(37,387)
Non-controlling interests	74,297	74,273
Total members’ equity (deficit)	(96,665)	(114,023)
Total liabilities and members’ equity	$95,327	$99,949
See accompanying Notes to Consolidated Financial Statements.

NEWBURY PARTNERS LLC
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(in thousands)

	Years Ended December 31,
	2022	2021
Revenues:
Fund management and advisory fees	$42,933	$52,962
Performance fees	14,810	27,451
Investment income – principal investment income (loss)	(1,004)	26,246
Interest and other income	6	227
Total revenues	56,745	106,886
Expenses:
Employee compensation and benefits	6,922	96,423
General and administrative expenses	2,566	2,333
Manager payments	10,073	12,642
Interest expense	70	25
Total expenses	19,631	111,423
Net and comprehensive income (loss)	37,114	(4,537)
Net and comprehensive income attributable to non-controlling interests in consolidated entities	3,591	30,454
Net and comprehensive income (loss) attributable to Newbury Partners LLC	$33,523	$(34,991)
See accompanying Notes to Consolidated Financial Statements.

NEWBURY PARTNERS LLC
CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY
(in thousands, except units data)

	Members’ Deficit
	Units	Amount	Retained Earnings	Non-controlling Interests in Consolidated Entities	Total Members’ Equity (Deficit)
Balance — January 1, 2021	10,000	$(126,713)	$(2,396)	$53,268	$(75,841)
Contributions	—	—	—	13,298	13,298
Distributions	—	(24,196)	—	(22,747)	(46,943)
Net income (loss)	—	—	(34,991)	30,454	(4,537)
Balance — December 31, 2021	10,000	$(150,909)	$(37,387)	$74,273	$(114,023)
Contributions	—	—	—	12,038	12,038
Distributions	—	(16,189)	—	(15,605)	(31,794)
Net income (loss)	—	—	33,523	3,591	37,114
Balance — December 31, 2022	10,000	$(167,098)	$(3,864)	$74,297	$(96,665)
See accompanying Notes to Consolidated Financial Statements.

NEWBURY PARTNERS LLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2022	2021
Operating Activities:
Net income (loss)	$37,114	$(4,537)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	110	128
Amortization of contract acquisition costs	152	13
Non-cash lease expense	299	288
Non-cash principal investment income	14,002	(10,511)
Changes in operating assets and liabilities:
Other receivables	234	(176)
Contract acquisition costs	—	(1,520)
Other assets	217	(221)
Accounts payable, accrued expenses and other liabilities	(42)	(96)
Accrued compensation and benefits	(17,418)	65,454
Deferred revenue	(281)	(91)
Operating lease obligations	(404)	(390)
Net cash provided by operating activities	$33,983	$48,341
Investing activities:
Purchases of property and equipment	(13)	(81)
Contributions to equity method investments	(15,201)	(16,912)
Net cash used in investing activities	$(15,214)	$(16,993)
Financing activities:
Distributions of capital	(21,195)	(16,078)
Contributions from non-controlling interest holders	12,038	13,298
Distributions to non-controlling interest holders	(15,605)	(22,747)
Proceeds from line-of-credit	19,550	7,250
Repayments of line-of-credit	(18,355)	(9,350)
Principal paid on finance lease obligation	(15)	(15)
Net cash used in financing activities	$(23,582)	$(27,642)
Net increase (decrease) in cash, cash equivalents and restricted cash	(4,813)	3,706
Cash, cash equivalents and restricted cash equivalents, beginning of year	5,608	1,902
Cash, cash equivalents and restricted cash equivalents, end of year	$795	$5,608
Components of cash, cash equivalents and restricted cash equivalents:
Cash and cash equivalents	$715	$5,528
Restricted cash equivalents	80	80
Cash, cash equivalents and restricted cash equivalents	$795	$5,608
Supplemental disclosure of cash flow information:
Cash paid for interest	$70	$25
Supplemental disclosure of non-cash transactions:
Accounts payable and accrued expenses related to property and equipment	$—	$10
See accompanying Notes to Consolidated Financial Statements.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 —Business Overview
Newbury Partners LLC (the “Company”), a Delaware limited liability company, was formed on April 5, 2006 in order to provide management and supervisory services to Newbury Equity Partners L.P., (the “Fund”), Newbury Equity Partners II L.P. (“Fund II”), Newbury Equity Partners III Holdings L.P. (“Fund III”), Newbury Equity Partners IV L.P. (“Fund IV”), Newbury Equity Partners V L.P. (“Fund V”) and any successor funds thereto (collectively “the Funds”) and to carry on any other business relating thereto including investing for its own account. On September 30, 2020, Newbury Associates LLC, a Delaware limited liability company, merged with and into the Company with the Company surviving and becoming the successor registered investment advisor. The Company maintains offices in Stamford, Connecticut and Miami, Florida.
The Company acts as management agent for the Funds and performs such other investment management functions (including management of subsequently formed investment funds) as may be permitted by applicable law and approved by the Managing Member. The Company will continue in existence until terminated pursuant to the LLC Agreement or otherwise dissolved pursuant to the Delaware Limited Liability Company Act, as amended. Certain capitalized terms not defined herein shall have the meaning set forth in the LLC Agreement.
The Company receives management and performance fees from the Funds and is responsible for all indirect expenses of the Funds (i.e., those expenses not specifically designated as expenses of the investment fund or their limited partners).
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The Company’s consolidated financial statements and accompanying notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in the accompanying notes to applicable guidance is meant to refer to the authoritative U.S. GAAP as found in the Accounting Standards Codification (“ASC”) of the Financial Accounting Standards Board (the “FASB”).
Principles of Consolidation
The Company consolidates entities that it controls either through wholly-owned interest or as the primary beneficiary of variable interest entities (“VIE”).
The Company evaluates (1) whether it holds a variable interest in an entity, (2) whether the entity is a VIE, and (3) whether the Company’s involvement would make it the primary beneficiary. In evaluating whether the Company holds a variable interest, fees (including management fees and performance fees) that are customary and commensurate with the level of services provided, and where the Company does not hold other economic interests in the entity that would absorb more than an insignificant amount of the expected losses or returns of the entity, are not considered variable interests. The Company considers all economic interests, including indirect interests, to determine if a fee is considered a variable interest.
For those entities where the Company holds a variable interest, the Company determines whether each of these entities qualifies as a VIE and, if so, whether or not the Company is the primary beneficiary. The assessment of whether the entity is a VIE is generally performed qualitatively, which requires judgment. These judgments include: (a) determining whether the equity investment at risk is sufficient to permit the entity to finance its activities without additional subordinated financial support, (b) evaluating whether the equity holders, as a group, can make decisions that have a significant effect on the economic performance of the entity, (c) determining whether two or more parties’ equity interests should be aggregated, and (d) determining whether the equity investors have proportionate voting rights to their obligations to absorb losses or rights to receive returns from an entity.
For entities that are VIEs, the Company consolidates those entities where it has concluded it is the primary beneficiary. The primary beneficiary is defined as the variable interest holder with (a) the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and (b) the obligation to absorb losses of the entity or the right to receive benefits from the entity that could potentially be significant to the VIE. In evaluating whether the Company is the

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

primary beneficiary, the Company evaluates its economic interests in the entity held either directly or indirectly by the Company.
As of December 31, 2022 and 2021, the Company determined it is the primary beneficiary of its general partner and manager entities through which the Company provides its management and supervisory services to the Funds.
All intercompany balances and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts within the consolidated financial statements and related footnotes. The Company’s most significant estimates include revenue recognition and deferred revenue, contract acquisition costs, useful life of property and equipment, lease incremental borrowing rate, and uncertain tax provisions. Assumptions and estimates regarding the valuation of investments and their resulting impact on performance fees involve a higher degree of judgement and complexity. Management’s estimates are based on historical experiences and other factors, including expectations of future events that management believes to be reasonable under the circumstances. It also requires management to exercise judgment in the process of applying the Company’s accounting policies. Actual results could differ from those estimates.
Market Risk
In the normal course of its business, the Company or its affiliates may invest in securities and/or other instruments and may enter into transactions where risks exist due to fluctuations in the market (market risk). The value of investments held directly by the Company, or indirectly held through its affiliates, may decline in response to certain events, including those directly involving the issuers whose investments are owned by the Company and/or affiliates, whether caused by factors specific to an individual investment, its issuer or any factor affecting investments traded in the market; conditions affecting the general economy; the overall market as well as local, regional or global political and/or social instability; regulation, taxation or international tax treaties between various countries; or currency, interest rate and price fluctuations. Local, regional or global events such as war, acts of terrorism, the spread of infectious illness or other public health issues, recessions, or other events could have a significant impact on the Company and its investments. Such events are beyond the Company's control, and the likelihood that they may occur cannot be predicted.
Investments in Affiliated Entities
Investments in Unconsolidated Variable Interest Entities
The Company holds variable interests in certain VIEs that are not consolidated because the Company is not the primary beneficiary. The Company’s involvement with such entities is in the form of direct or indirect equity interests and fee arrangements. The maximum exposure to loss represents the loss of assets recognized by the Company relating to its variable interests in these unconsolidated entities. Refer to Note 3 for further disclosures on the assets recognized in the Company’s consolidated statements of financial condition related to the Company’s variable interests in these non-consolidated VIEs.
Equity Method Investments
Investments in which the Company is deemed to exert significant influence, but not control, are accounted for using the equity method of accounting. The Company has significant influence over all of the Funds in which it invests but does not consolidate. Therefore, its investments in the Funds are accounted for under the equity method. The carrying value of equity method investments is determined based on amounts invested by the Company, adjusted for the equity in earnings or losses of the investee allocated based on the respective partnership agreement, less distributions received. Under the equity method of accounting, the Company’s share of earnings (losses) from equity method investments is included in investment income (loss) in the consolidated statements of operations and comprehensive income. The Company evaluates its equity method investments for impairment whenever events or changes in circumstances indicate that the carrying amounts of such investments may not be recoverable.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Refer to Note 3 for further disclosures on investments in affiliated entities.
Cash and Cash Equivalents
Cash and cash equivalents primarily consist of cash and money market funds. Cash is held in various money market and checking accounts and the balances may, at times, exceed the amounts guaranteed by the Federal Deposit Insurance corporation (“FDIC”) of up to $250,000 per account per institution. At December 31, 2022, the Company held deposits in excess of FDIC insured limits of approximately $0.4 million. The Company continuously monitors the performance of these accounts in order to manage any risk associated with such accounts. The fair values of cash and cash equivalents and restricted cash equivalents approximate the amounts shown on the consolidated statements of financial condition due to their short-term nature.
Restricted Cash Equivalents
Restricted cash equivalents consist of a money market funds account and primarily includes amounts held by banks as a security deposit related to lease arrangements for office space. Money market funds are fair valued as a level 1 instrument, considering there are observable inputs for identical assets in the market.
Accounts Receivable
Accounts receivable mainly consist of advisory fees receivable and management fees receivable. Accounts receivable are carried at cost, which approximates their fair value because of their short-term maturity, and are assessed periodically for collectability. Amounts determined to be uncollectible are charged directly to general and administrative expenses in the consolidated statements of operations and comprehensive income.
Property and Equipment
Property and equipment consist primarily of leasehold improvements, furniture, fixtures and equipment, artwork, computer hardware and software, and are recorded at cost less accumulated depreciation. Depreciation is generally determined using the straight-line method over the estimated useful lives of the various classes of property and equipment as follows:

Type of Asset	Useful Life
Computer hardware and software	3-5 years
Furniture and equipment	7 years
Leasehold improvements	The lesser of the estimated useful life or the remaining

The Company does not recognize depreciation on its works of art.
Maintenance and repairs are charged to general and administrative expenses as incurred; additions and improvements that increase the useful life of the asset are capitalized.
Impairment of Long-Lived Assets
Long-lived assets consisting of property and equipment, operating lease right-of-use (“ROU”) assets and deferred contract acquisition costs are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability is measured by comparing the carrying amount of an asset or asset group to the future net undiscounted cash flows that the asset or asset group is expected to generate. If such assets are considered to be impaired, the impairment to be recognized is equal to the excess of the fair value over the carrying amount of the impaired assets. There was no impairment of long-lived assets recognized during the years ended December 31, 2022 and 2021.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition
Revenues primarily consist of fund management, performance fees, and advisory fees, investment income and interest income.
The Company recognizes revenue in accordance with the Financial Accounting Standards Board's Accounting Standards Codification Topic 606, Revenue from Contracts with Customers (“ASC 606”). Management and advisory fees are accounted for as contracts with customers. Under ASC 606, an entity is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) the transaction price, (d) allocate the transaction price to the performance obligations in the contract, and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved.
Management Fees
The Company earns management fees from its customers based on a defined percentage of total capital commitments or net asset value (“NAV”). The Company identifies its customers on a fund-by-fund basis in accordance with the terms and circumstances of the individual fund. The Company defines the customer as the investors in its managed funds. Principally all management fees are earned from affiliated funds of the Company. Generally, the contracts with funds require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time, since the funds simultaneously receive and consume the benefits provided as the Company performs the service. Management fees are a form of variable consideration because the fees the Company is entitled to vary based on fluctuations in the basis for the management fee. Management fees are recognized as revenues in the period that management services are rendered, subject to the Company’s assessment of collectability.
Fund management fees exclude the reimbursement of any expenses paid by the Company on behalf of the managed funds pursuant to the contracts with funds, including amounts related to professional fees, employee travel and entertainment costs, and other fund administrative expenses. The Company concluded that the nature of its promise is to arrange for the services to be provided and it does not control the services provided by third parties before they are transferred to the customer. Therefore, the Company concluded it is acting in the capacity of an agent. Accordingly, the reimbursement for these professional fees paid on behalf of the investment funds is presented on a net basis in general and administrative expenses in the consolidated statements of operations and comprehensive income.
Deferred Revenue
Deferred revenue represents management fees for which cash is received prior to the reporting period, which has not yet been earned. The change in the deferred revenue balance for the year ended December 31, 2022 was primarily driven by cash payments received in advance of the Company satisfying its performance obligations, offset by revenues that were included in the deferred revenue balance at the beginning of the period.
Advisory Fees
The Company’s investment advisory agreements have a single performance obligation to provide periodic valuation reporting. The performance obligation is satisfied at a point in time when the Company provides its customer with the completed valuation report. The Company ceased providing advisory services as of June 30, 2021.
Placement Fees
Under the terms of each fund’s partnership agreements, the Company is required to bear organizational expenses over a set dollar amount, along with any placement fees incurred in connection with the offering and sale of interests in the funds it manages to investors. All placement fees are paid by the Company via a dollar-for-dollar offset against management fees owed by the fund to which the placement fees relate. In cases where the limited partners of the funds are determined to be the customer in the arrangement, placement fees are capitalized as a cost to acquire a customer contract and amortized over the life of the customer contract, which is typically determined to be the term of the fund. Capitalized placement fees are

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

recorded as contract acquisition costs within other assets in the consolidated statements of financial condition, while amortization is recorded within general and administrative expenses in the consolidated statements of operations and comprehensive income.
Performance Fees
General partner performance fees consist of profits from certain of the funds to which the Company is entitled (commonly known as carried interest) and for which amounts were paid or payable to the Company as of the reporting date. The Company is generally entitled to a 12.5% allocation of the net realized income or gain as a carried interest after returning the invested capital. Carried interest is allocated to the Company upon appreciation of the Funds’ investment values above certain return hurdles set forth in each respective partnership agreement. The Company only earns carried interest when it is probable that a significant reversal of revenue would not occur in future periods. Because of the terms of the distribution waterfall, the Company only recognizes carried interest at the time when the cash distribution is actually received or a legal right to payment exists. Prior to actual payment or legal right to payment of the carried interest by the Funds, there is uncertainty as to the amount and timing of the payment of the carried interest.
Carried interest is ultimately realized when: (i) an underlying investment is profitably disposed of, (ii) certain costs borne by the limited partner investors have been reimbursed, (iii) the fund’s cumulative returns are in excess of the preferred return and (iv) the Company has decided to collect carry rather than return additional capital to limited partner investors. Realized carried interest may be required to be returned by the Company in future periods if the fund’s investment values decline below certain levels. Each fund is considered separately in this regard, and for a given fund, performance fees can never be negative over the life of a fund. If upon a hypothetical liquidation of a fund’s investments at their then current fair values, previously distributed carried interest would be required to be returned, a liability is established for the potential giveback obligation. As of December 31, 2022 and 2021, the Company does not have a giveback obligation.
Interest Income
Interest income mainly consists of the lookback interest earned by the Company on management fees.
Investment Income (Loss) for Principal Investments
Investment income (loss) represents the unrealized and realized gains and losses resulting from the Company’s equity method investments.
Investment income for principal investments is comprised primarily of income related to the Company’s commitment for a limited partnership interest in Newbury Managers L.P. (“Managers I”), Newbury Managers II L.P. (“Managers II”), Newbury Managers III L.P. (“Managers III”), Newbury Mangers IV L.P. (“Managers IV”) and Newbury Managers V L.P. (“Managers V”), which have an underlying interest in Fund I, Fund II, Fund III, Fund IV and Fund V, respectively.
The Company accounts for its equity method investments in fund limited partners as earnings from financial assets within the scope of ASC 323, Investments – Equity Method and Joint Ventures. In accordance with ASC 323, the Company records equity method income (losses) as a component of investment income based on the change in its proportionate claim on net assets of the investment fund, assuming the investment fund was liquidated as of each reporting date pursuant to each fund’s governing agreements. As the Company derives its primary revenues from services provided to the Funds through the Company’s affiliated entities, management considers the Funds’ operations to be integral to the Company’s operations. As such, the Company classifies its share of earnings or losses from its investments in the Funds as investment income (loss) as part of total revenues. See Note 3 for additional information on the components of investments and investment income.
Principal investment income (loss) is realized when the Company redeems all or a portion of its investment or when the Company receives or is due cash income, such as dividends or distributions. Unrealized principal investment income (loss) results from the Company’s proportionate share of the investee’s unrealized earnings, including changes in the fair value of the underlying investment, as well as the reversal of unrealized gain (loss) at the time an investment is realized.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Compensation and Benefits
Compensation
Compensation consists of salary and bonus, and benefits paid and payable to employees and Managing Member.
Performance Allocations Compensation
Performance allocations are profits from certain of the funds allocated to employees and advisors of the Company. These amounts are accounted for as compensation expense and, until paid, are recognized as a component of the accrued compensation and benefits liability. Accordingly, upon reversal of performance allocations, the related compensation expense, if any, is also reversed. See Note 5 for further discussion of the compensation accruals related to the portion of accrued performance allocations due to employees and advisors which was included in accrued compensation and benefits in the accompanying consolidated statements of financial condition.
Non-controlling Interests in Consolidated Entities
Non-controlling interests in consolidated entities represent the component of equity in consolidated entities held by third-party investors. These interests are adjusted for general partner allocations which occur during the reporting period. Any change in ownership of a subsidiary while the controlling financial interest is retained is accounted for as an equity transaction between the controlling and non-controlling interests. Transaction costs incurred in connection with such changes in ownership of a subsidiary are recorded as a direct charge to equity.
Comprehensive income
Comprehensive income is equal to net income as presented in the consolidated statements of operations and comprehensive income, as the Company did not have any other comprehensive income or loss for the period presented.
Leases
The Company has entered into operating and finance leases for corporate offices and certain equipment and made the determination if an arrangement constitutes a lease at inception. Operating leases are presented within operating lease right-of-use assets and operating lease obligations in the Company's consolidated statements of financial condition. Finance leases are presented within property and equipment, net and accounts payable, accrued expenses and other current liabilities in the Company’s consolidated statements of financial condition. Leases with an initial term of 12 months or less are not recorded on the consolidated statements of financial condition.
In the determination of the lease term, the Company considers the existence of extension or termination options and the probability of those options being exercised.
Lease contracts may include lease components and non-lease components, such as common area maintenance and utilities for property leases. The Company has elected the practical expedient to combine lease and non-lease components.
The Company classifies a lease as a finance lease when it meets any of the following criteria at the lease commencement date: (1) the lease transfers ownership of the underlying asset to the Company by the end of the lease term; (2) the lease grants the Company an option to purchase the underlying asset that the Company is reasonably certain to exercise; (3) the lease term is for the major part of the remaining economic life of the underlying asset (the Company considers a major part to be 75% or more of the remaining economic life of the underlying asset); (4) the present value of the sum of the lease payments and any residual value guaranteed by the Company equals or exceeds substantially all of the fair value of the underlying asset (the Company considers substantially all the fair value to be 90% or more of the fair value of the underlying asset amount); or (5) the underlying asset is of such a specialized nature that it is expected to have no alternative use to the lessor at the end of the lease term. When none of the criteria above are met, the Company classifies the lease as an operating lease. The Company has certain leased equipment which is classified as a finance lease.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On the lease commencement date, the Company records a right-of-use asset and lease obligation on the consolidated statement of financial condition for each operating lease arrangement that has an original lease term of more than 12 months. The right-of-use asset represents the Company’s right to use an underlying asset for the lease term while the lease obligation represents the commitment to make lease payments arising from the lease. The right-of-use asset consists of: 1) the amount of the initial lease obligation; 2) any lease payments made to the lessor at or before the lease commencement date, minus any lease incentives received; and 3) any initial direct cost incurred by the Company. Initial direct costs are incremental costs of a lease that would not have been incurred if the lease had not been obtained and are capitalized as part of the right-of-use asset. The lease obligation equals the present value of the future cash payments discounted using the rate implicit in the lease whenever that rate is readily determinable. If the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate. The Company’s incremental borrowing rate considers several factors including current outstanding loan rates, collateralization, loan and lease terms, payment schedules, and credit rating.
Operating lease expense equals the total cash payments recognized on a straight-line basis over the lease term. The amortization of the right-of-use asset is calculated as the straight-line lease expense less the accretion of the interest on the lease obligation each period. The lease obligation is reduced by the cash payment less the interest each period.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are deposited in or invested through banks and other accredited financial institutions in the United States.
Recent Accounting Pronouncements
In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments - Credit Losses (“Topic 326”): Measurement of Credit Losses on Financial Instruments and subsequent amendments to the initial guidance under ASU 2018-19, ASU 2019-04, ASU 2019-05, and ASU 2020-02 which amends the current approach to estimate credit losses on certain financial assets, including trade and other receivables. The amendment replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. For available-for-sale debt securities, credit losses should be recorded through an allowance for credit losses. Topic 326 is effective for annual periods, beginning after December 15, 2022. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this standard will have on its consolidated financial statements.
Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a significant effect on the Company’s consolidated financial statements.
Note 3 — Investments in Affiliated Entities
Investments consist of the following:

	December 31,
	2022	2021
	(in thousands)
Principal equity method investments	$91,039	$89,840

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company’s equity method investments include its fund investments typically as general partner interests, which are not consolidated. Principal investments are related to the following funds:

	December 31,
	2022	2021
	(in thousands)
Fund I	$1,354	$1,852
Fund II	2,957	3,940
Fund III	14,367	17,833
Fund IV	38,639	43,652
Fund V	33,722	22,563
Total	$91,039	$89,840
The summarized financial information of the Company’s equity method investees from the date of initial investment is as follows:

	As of December 31, 2022
	Fund I	Fund II	Fund III	Fund IV	Fund V
	(in thousands)
Statements of Financial Condition:
Investments	$26,260	$105,079	$559,568	$1,571,219	$1,594,251
Total assets	$26,689	$109,044	$592,459	$1,575,154	$1,600,020
Debt	$—	$—	$31,162	$201,495	$246,550
Other liabilities	$—	$—	$—	$—	$29,386
Total liabilities	$—	$—	$31,162	$201,495	$275,936
Members’ equity	$26,689	$109,044	$561,297	$1,373,659	$1,324,084

	Year Ended December 31, 2022
	Fund I	Fund II	Fund III	Fund IV	Fund V
	(in thousands)
Statements of Operations and Comprehensive Income:
Investment income	$491	$111	$205	$361	$1,041
Expenses	$262	$1,224	$10,010	$22,342	$31,853
Net investment income (loss)	$229	$(1,113)	$(9,805)	$(21,981)	$(30,812)
Net realized and unrealized gain (loss)	$(684)	$(8,721)	$(76,004)	$(3,939)	$70,673
Net income (loss)	$(455)	$(9,834)	$(85,809)	$(25,920)	$39,861

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	As of December 31, 2021
	Fund I	Fund II	Fund III	Fund IV	Fund V
	(in thousands)
Statements of Financial Condition:
Investments	$38,601	$145,231	$705,295	$1,767,952	$1,123,321
Total assets	$39,692	$147,305	$770,646	$1,771,893	$1,128,529
Debt	$—	$—	$63,495	$207,295	$263,700
Other liabilities	$—	$—	$—	$—	$985
Total liabilities	$—	$—	$63,495	$207,295	$264,685
Members’ equity	$39,692	$147,305	$707,151	$1,564,598	$863,844

	Year Ended December 31, 2021
	Fund I	Fund II	Fund III	Fund IV	Fund V
	(in thousands)
Statements of Operations and Comprehensive Income:
Investment income	$243	$678	$904	$3,540	$130
Expenses	$289	$2,252	$12,384	$20,476	$32,108
Net investment loss	$(46)	$(1,574)	$(11,480)	$(16,936)	$(31,978)
Net realized and unrealized gain	$7,203	$41,237	$144,350	$550,812	$264,007
Net income	$7,157	$39,663	$132,870	$533,876	$232,029
Investment Income
The components of investment income are as follows:

	Years Ended December 31,
	2022	2021
	(in thousands)
Principal investment income from equity method investments
Realized	$12,998	$15,735
Unrealized	(14,002)	10,511
Total	$(1,004)	$26,246
The Company had $23.0 million of investment commitments as of December 31, 2022 and 2021, representing limited partner capital funding commitments to the Funds. Refer to Note 9 — Commitments and Contingencies for further details.
Note 4 — Revenue
Management Fees
Under the investment advisory agreements with the Funds, the Company is entitled to receive management fees.
For the year ended December 31, 2022 and for the period from April 1, 2021 through December 31, 2022, Fund II management fees were calculated as .60% of capital commitments per annum for Fund investors with capital commitments of $25.0 million or higher and .80% of capital commitments for Fund investors with capital commitments of less than $25.0 million. For the period from January 1, 2021 through March 31, 2021, Fund II management fees were generally calculated as .60% of capital commitments per annum for Fund II investors with capital commitments of $25.0 million or higher and .80% of capital commitments for Fund II investors with capital commitments of less than $25.0 million.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the period from October 1, 2021 through December 31, 2022, Fund III management fees were generally calculated as .75% of capital commitments per annum for Fund III investors with capital commitments of $25.0 million or higher and 1.00% of capital commitments for Fund III investors with capital commitments of less than $25.0 million. For the period from January 1, 2021 through September 30, 2021, Fund III management fees were generally calculated as 1.00% of capital commitments per annum for Fund III investors with capital commitments of $25.0 million or higher and 1.125% of capital commitments for Fund III investors with capital commitments of less than $25.0 million.
Fund IV management fees were calculated as 1.125% of capital commitments per annum for Fund IV investors with capital commitments of $25.0 million or higher and 1.25% of capital commitments for Fund IV investors with capital commitments of less than $25.0 million.
Fund V management fees were calculated as 1.125% of capital commitments per annum for Fund V investors with capital commitments of $25.0 million or higher and 1.25% of capital commitments for Fund V investors with capital commitments of less than $25.0 million.
Disaggregation of management fees by the Funds was as follows:

	Years Ended December 31,
	2022	2021
	(in thousands)
Management fees:
Fund I	$—	$—
Fund II	823	1,910
Fund III	7,251	8,752
Fund IV	14,790	14,790
Fund V	20,069	27,410
Total management fees	$42,933	$52,862
Advisory Fees
The Company did not provide advisory services in the year ended December 31, 2022. For the year ended December 31, 2021, the Company earned advisory fees of $0.1 million.
Performance Fees
Disaggregation of performance fees by the Funds was as follows:

	Years Ended December 31,
	2022	2021
	(in thousands)
Performance fees:
Fund I	$1,473	$2,566
Fund II	3,459	8,772
Fund III	9,878	16,113
Fund IV	—	—
Fund V	—	—
Total performance fees	$14,810	$27,451
The Company had no giveback obligations as of December 31, 2022 and December 31, 2021.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Contract Acquisition Costs
In connection with the inception of Fund V in 2021, the Company entered into several placement fee arrangements whereby the Company paid fees to placement agents for the placement agent’s services to sell interests in Fund V to investors. During the year ended December 31, 2021, the Company capitalized contract acquisition costs for the placement fees paid of $1.5 million. Amortization expense related to the contract acquisition costs for the years ended December 31, 2022 and 2021 was $0.2 and $0 million, respectively. The Company did not recognize any impairment losses of deferred contract acquisition costs during the periods presented.
Deferred Revenue
The Company records deferred revenue for management fees paid in advance for which services have not yet been rendered. The Company recorded deferred revenue as of December 31, 2022 and 2021 of $10.5 million and $10.8 million, respectively. For the years ended December 31, 2022 and 2021, the Company recognized revenue of $10.8 million and $10.9 million, respectively, that was included in the corresponding deferred revenue balance at the beginning of each year. Disaggregation of deferred revenue by Funds was as follows:

	December 31,
	2022	2021
	(in thousands)
Deferred management fee revenue:
Fund II	$71	$225
Fund III	1,729	1,856
Fund IV	3,698	3,698
Fund V	5,017	5,017
Total deferred revenue	$10,515	$10,796
Note 5 — Consolidated Statements of Financial Condition Components
Property and Equipment, net
Property and equipment consisted of the following:

	December 31,
	2022	2021
	(in thousands)
Computer hardware and software	$1,109	$1,109
Leasehold improvements	628	628
Works of art	78	78
Furniture and equipment	521	516
Total property and equipment, gross	2,336	2,331
Less: accumulated depreciation	(1,930)	(1,819)
Total property and equipment, net	$406	$512
Depreciation expense related to property and equipment for the years ended December 31, 2022 and 2021, was $0.1 and $0.1 million, respectively. Depreciation is included in general and administrative expenses in the consolidated statements of operations and comprehensive income.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accrued Compensation and Benefits
Accrued compensation and benefits consisted of the following:

	December 31,
	2022	2021
	(in thousands)
Accrued compensation and benefits:
Accrued carried interest	$164,407	$181,574
Accrued bonus	3,398	3,607
Accrued payroll	847	856
Accrued payroll taxes	168	201
Total accrued compensation and benefits	$168,820	$186,238
Note 6 — Fair Value Measurements
Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability, or an exit price, in the principal or most advantageous market for that asset or liability in an orderly transaction between market participants on the measurement date.
The Company measures fair value based on a three-level hierarchy of inputs, maximizing the use of observable inputs, where available, and minimizing the use of unobservable inputs when measuring fair value. A financial instrument’s level within the three-level hierarchy is based on the lowest level of input that is significant to the fair value measurement. The three-level hierarchy of inputs is as follows:
Level 1: Observable inputs such as unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;
Level 2: Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and
Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. These inputs are based on the Company's own assumptions about current market conditions and require significant management judgment or estimation.
The Company's cash equivalents and restricted cash equivalents are comprised of highly liquid money market funds. The Company classifies money market funds within Level I of the fair value hierarchy because they are valued based on quoted market prices in active markets. The aggregate fair value of the Company’s money market funds approximated amortized cost and, as such, there were no unrealized gains or losses on money market funds as of December 31, 2022 and 2021. The Company recognizes transfers between levels within the fair value hierarchy, if any, at the end of each period. There were no transfers between levels during the periods presented.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the Company’s fair value hierarchy for financial assets measured at fair value on a recurring basis (in thousands):

	December 31,
	2022	2021
	(in thousands)
	Level 1	Level 1
Cash equivalents:
Money market funds	$6	$81
Restricted cash equivalents:
Money market funds	$80	$80
Financial instruments consist of restricted cash equivalents, accounts receivable, line of credit, accounts payable and accrued liabilities. Restricted cash equivalents are stated at fair value on a recurring basis. Accounts receivable, accounts payable and accrued liabilities are stated at their carrying value, which approximates fair value due to the short time to the expected receipt or payment date. The carrying amount of the Company's outstanding line of credit approximates the fair value as the debt bears an interest rate that approximates the market interest rate.
Note 7 — Line of Credit
On January 3, 2012, the Company entered into the revolving line of credit agreement with Silicon Valley Bank for a $2.5 million (the “Revolving Line”). The Revolving Line was last amended in September 2022 to extend the maturity date for one year through September 21, 2023. The interest rate is calculated as the greater of 2.5% and 1% below the WSJ Prime Rate. Additionally, the Company was paying an unused revolving line facility fee equal to 0.15% per year of the average unused portion of the line of credit through September 2022. The Company may make up to three increase period requests to temporarily increase the Revolving Line to an aggregate amount not to exceed $8.0 million during a temporary increase period, subject to certain conditions. As of December 31, 2022 and 2021, $1.2 million and $0 was outstanding under the line of credit, respectively. The Credit Agreement is secured by the Company’s right to fee income, including management and advisory fees.
As of December 31, 2022, the Company was in compliance with all financial covenants. The Company did not incur any material transaction costs and fees payable to the lender related to the issuance of the line of credit.
Note 8 — Leases
The Company performed evaluations of its contracts and determined it has both operating and finance leases during the years ended December 31, 2022 and 2021. The Company leases office space in Stamford, Connecticut and Miami, Florida, and certain equipment, with lease terms ranging from 5 to 8 years. These leases require monthly lease payments that may be subject to annual increases throughout the lease term. Certain of these leases also include renewal options at the election of the Company to renew or extend the lease for an additional 1 to 5 years. These optional periods have not been considered in the determination of the right-of-use-assets or lease liabilities associated with these leases as the Company did not consider it reasonably certain it would exercise the options.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The weighted-average remaining lease terms and discount rates were as follows:

	December 31,
	2022	2021
Weighted-average remaining lease term (in years):
Operating leases	5.0	6.0
Finance leases	2.6	3.5
Weighted-average discount rate:
Operating leases	2.4%	2.4%
Finance leases	0.4%	0.4%
Under the lease agreements, the Company is generally required to pay certain non-lease components, in addition to lease components, such as operating expenses, property taxes, and insurance. Such additional charges are considered variable lease costs and are recognized in the period in which they are incurred due to the Company’s election to not separate lease and non-lease components.
The following table presents the components of lease expense:

	Years Ended December 31,
	2022	2021
	(in thousands)
Operating lease costs:
Lease expense	$356	$355
Variable lease costs	57	67
Total operating lease costs	$413	$422
Finance lease costs:
Amortization of right-of-use asset	$15	$15
Interest on lease liability	—	—
Total finance lease costs	$15	$15
The Company does not have any short-term lease costs for the years ended December 31, 2022 and 2021.
Supplemental cash flow information related to leases was as follows:

	Years Ended December 31,
	2022	2021
	(in thousands)
Cash paid for amounts included in the measurement of lease obligations:
Operating cash outflows related to operating leases	$461	$457
Operating cash outflows related to finance leases	—	—
Financing cash outflows related to finance leases	15	15
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$—	$14
Finance leases	—	—

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table summarizes the maturities of operating and finance lease obligations as of December 31, 2022 (in thousands):

	Operating Leases	Finance Leases
2023	$464	$15
2024	467	14
2025	470	8
2026	415	—
2027	416	—
Thereafter	69	—
Total lease payments	$2,301	$37
Less: imputed interest	(131)	—
Total lease obligations	$2,170	$37
Supplemental disclosure for the consolidated statements of financial condition related to the Company's operating and finance leases were as follows (in thousands):

	December 31,
	2022	2021
	(in thousands)
Operating Leases:
Operating lease right-of-use assets	$1,605	$1,904
Operating lease liabilities	2,170	2,574

Finance Leases:
Property and equipment, net	$37	$52
Accounts payable, accrued expenses and other liabilities	37	52
Note 9 — Commitments and Contingencies
Capital Commitments
As of December 31, 2022, the Company had a $2.0 million commitment for an ownership interest in Newbury Managers II L.P., a related affiliate, to fulfill that entity’s $2.0 million commitment to Fund II made on behalf of the Company and certain employees of the Company. The Company has funded all but an immaterial amount of this commitment as of December 31, 2022.
As of December 31, 2022, the Company had a $2.0 million commitment for an ownership interest in Newbury Managers III L.P., a related affiliate, to fulfill that entity’s $2.0 million commitment to Fund III made on behalf of the Company and certain employees of the Company. The Company has funded all but an immaterial amount of this commitment as of December 31, 2022.
As of December 31, 2022, the Company had a $8.0 million commitment for an ownership interest in Newbury Managers IV L.P., a related affiliate, to fulfill that entity’s $8.0 million commitment to Fund IV made on behalf of the Company. The Company has funded $6.1 million of this commitment as of December 31, 2022.
As of December 31, 2022, the Company had a $11.0 million commitment for an ownership interest in Newbury Managers V L.P, a related affiliate, to fulfill that entity’s $11.0 million commitment to Newbury Equity Partners V L.P. The Company has funded $6.3 million of this commitment as of December 31, 2022.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Litigation
In the normal course of business, the Company may be involved in various legal proceedings and asserted or unasserted claims. Management has asserted that any liability known at this time resulting from such proceedings or claims would not have a material adverse effect on the Company’s consolidated financial statements. There have been no amounts of loss considered likely or probable, and thus an accrual for loss contingencies has not been recorded.
Note 10 — Members’ Equity
Membership Interests (“Units”)
In accordance with the Company’s operating agreement, dated April 28, 2006, the Company was authorized and had issued one class of 10,000 membership interests (“units”). Under the terms of the operating agreement, the Company distributes the entirety of profits to its partners on a pro-rata basis.
In accordance with the second amended and restated operating agreement (the “Amended Agreement”), dated September 30, 2020, the Company is authorized to issue up to 10,000 units in the aggregate with 6,000 units being Class A units, 300 being Class B units, and 3,700 being Class C units. The sharing percentages are therefore 60%, 3% and 37% for Class A, Class B, and Class C, respectively. As of December 31, 2022, all of the Company’s authorized units are issued and outstanding.
Under the terms of the Amended Agreement, the Company continues to distribute the entirety of profits to its members on a pro-rata basis. Class B members did not begin to share in the profits of the Company until 2021.
Any distributions in connection with a Liquidation Event will be made among members as follows:
(i)First, prior to January 1, 2024, to the Class A members and Class C members pro-rata in accordance with their sharing percentages.
(ii)Second, thereafter, an amount equal to $250.0 million, to the Class A members and Class C members pro-rata in accordance with their sharing percentages; and
(iii)Third, any amounts in excess of $250.0 million to the Class A Members, the Class B Members and the Class C Members in accordance with their sharing percentages.
Distributions
The following table summarizes the distributions received by the Company’s members by membership interests’ class:

	Years Ended December 31,
	2022	2021
	(in thousands)
Membership Interests’ Class
Class A	$9,713	$14,518
Class B	486	726
Class C	5,990	8,952
Total distributions	$16,189	$24,196

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 11 – Non-controlling Interests in Consolidated Entities
The components of the Company’s non-controlling interests in consolidated entities are as follows:

	December 31,
	2022	2021
	(in thousands)
Non-Newbury interests in consolidated subsidiaries	$74,297	$74,273
The components of the Company’s non-controlling interests in income of consolidated entities are as follows:

	Years Ended December 31,
	2022	2021
	(in thousands)
Non-Newbury interests in consolidated subsidiaries	$(1,118)	$21,407
Non-Newbury interest in performance fees	4,709	9,047
Non-controlling interests in income of consolidated entities	$3,591	$30,454
Note 12 – Retirement Plan
In 2006, the Company established the Newbury Partners LLC 401(k) Plan (the “Plan”) for the benefit of its employees beginning in January 2007. The Plan covers all full-time employees of the Company who are over age 21. Under this Plan, the Company makes a dollar-for-dollar matching employer contribution up to 3.5% of eligible compensation subject to a $7.0 thousand per Plan year maximum, a one-year minimum employment service period with the Company and Internal Revenue Service limitations. Participants determine the manner in which contributions allocated to their account are to be invested or reinvested. During the years ended December 31, 2022 and 2021, the Company contributed $0.1 and $0.1 million to the Plan, respectively.
Note 13 — Related Parties
Substantially all of the Company’s revenues are earned via management fees from the Funds, who are related parties. Further, all deferred revenue of the Company is related to payments of management fees by the Funds in advance of the service period to which those fees relate. Refer to Note 4 above for management fee revenue earned by fund and the disaggregation of deferred revenue by fund.
Under the terms of the Company's operating agreement, the Manager is entitled to receive compensation and fees for services provided to the Company. For the years ended December 31, 2022 and 2021, the Manager received $12.3 million and $14.8 million, respectively. Of those amounts, $2.2 million was paid each year through payroll, while the remaining $10.1 million and $12.6 million, respectively, were paid through Manager payment distributions. As of December 31, 2022 and 2021, $0.2 million and $0.2 million was accrued for Manager payroll within accrued compensation and benefits on the consolidated statements of financial condition.
In the normal course of business, the Company incurs reimbursable expenses on behalf of the managed funds pursuant to the contracts with funds, including amounts related to professional fees, employee travel and entertainment costs, and other fund administrative expenses. For the years ended December 31, 2022 and 2021, the Company incurred $0.6 million and $0.4 million in reimbursable expenses, respectively. These costs were fully reimbursed to the Company as of December 31, 2022 and 2021, respectively.
For investments in affiliated entities and related investment income refer to Note 3.

NEWBURY PARTNERS LLC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 14 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the consolidated statement of financial condition date up to the date that the consolidated financial statements were available to be issued. Other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.
On March 31, 2023, the Company sold 100% of its equity interests to Bridge Investment Group (the “Buyer”), a vertically integrated real estate investment manager. Pursuant to the terms of an Asset Purchase Agreement, the Buyer will acquire substantially all of the Company’s assets and in exchange assume certain of the Company’s liabilities and pay $320.1 million in cash.